EXHIBIT A

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION
                              AMENDED AND RESTATED
                           1993 OMNIBUS INCENTIVE PLAN


Section 1.   Purpose

                  The purpose of this American Real Estate Investment Corporation 1993 Omnibus Incentive Plan (the "Plan") are to encourage selected employees of American Real Estate Investment Corporation, a Delaware corporation (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

Section 2.   Definitions

                  As used in the Plan, the following terms shall have the meanings set forth below:

                  (a)  "Affiliate"  shall mean (i) any entity  that  directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee. Affiliate expressly includes Americana Realty Limited Partnership, a Delaware limited partnership and any other limited partnership of which the Company is general partner.

                  (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or other Stock Award or Stock-Based Award granted under the Plan.

                  (c)  "Award   Agreement"  shall  mean  a  written   agreement,
contract, or other instrument or document evidencing an Award granted under the Plan.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "Change in Control" shall mean the happening of any of the following:

                  (i) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and, with respect to any particular Optionee, the Optionee and any "group" (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Optionee is a member), is or becomes the "beneficial




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                  owner" (as defined in Rule  13(d)(3) under the Exchange
                  Act),  directly   or   indirectly,  of   securities of the
                  Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

                  (ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

                  (iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

                  (iv)  the  members  of  the  Board  at  the  beginning  of any consecutive 24-calendar- month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

                  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (g) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is a "nonemployee director" within the meaning of Rule 16b-3 and is, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) is sought with respect to Awards), an "outside director" within the meaning of Section 162(m) of the Code.

                  (h) "Dividend  Equivalent"  shall mean any right granted under
Section 6(d) of the Plan.




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                  (i) "Fair  Market  Value"  shall  mean,  with  respect  to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committees.

                  (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

                  (k) "Key Employee" shall mean any officer, director or other key employee who is a regular full-time employee of the Company or its present and future Affiliates.

                  (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

                  (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (n) "Participant" shall mean a Key Employee who has been granted an Award under the Plan.

                  (o)  "Performance  Award" shall mean any right  granted  under
Section 6(f) of the Plan.

                  (p)   "Person"   shall  mean  any   individual,   corporation,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, or government or political subdivision thereof.

                  (q) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

                  (r) "Restricted Securities" shall mean Restricted Stock or other any Award under which issued and outstanding Shares are held subject to restrictions imposed by the terms of the Award.

                  (s) "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan.

                  (t) "Restricted Stock Unit" shall mean any right granted under
Section 6(c) of the Plan that is denominated in Shares.

                  (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.




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                  (v)  "Shares"  shall  mean the  common  stock of the  Company,
$0.001 par value, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

                  (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

                  (x) "Stock Award" shall mean an Award of an Option, Restricted Stock, or other right or security consisting of or convertible into Shares.

                  (y) "Stock-Based Award" shall mean an Award of a Stock Appreciation Right, Dividend Equivalent, Restricted Stock Unit or other right, the value of which is determined by reference to Shares.

                  (z) "Tandem Option" shall mean a Non-Qualified Option issued in tandem with a Stock Appreciation Right.

                  (aa) "Unit" shall mean a unit of limited partnership interest in American Real Estate Investment, L.P.

Section 3.  Administration

                  (a) Generally. The Plan shall be administered by the Board, or, if appointed, the Committee (herein, unless the context otherwise requires, the Board or the Committee, if appointed, is referred to as the Committee). Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any Shareholder, and any employee of the Company or of any Affiliate.

                  (b) Powers. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred; (vii) interpret and administer the Plan and any instruments or agreements relating to, or Awards made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.



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                  (c)  Reliance,  Indemnification.   The  Committee  may  employ
attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  (d) Performance Criteria and Shareholder Approval. Without limiting the generality of the Committee's discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Securities Exchange Act of 1934, as amended, or under other corporate, securities  or tax  laws)  take any  steps it  deems  appropriate,  that are not inconsistent with the purposes and intent of the Plan, to establish performance-based criteria applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure shareholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code.

Section 4.  Shares Available for Awards

                  (a) Shares Available. Subject to adjustment as provided in Section 4(b):

                     (i) Limitation on Number of Shares. Awards issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued pursuant to, or by reason of, Stock Awards and Stock-Based Awards is a number equal to 10% of the combined number of Shares and Units outstanding from time to time. To the extent that an Award ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for Award under the Plan. In no event may more than two million Shares be made subject to Options (except as contemplated by the forgoing sentance), and no Key Employee may receive Options (whether Non-Qualified Stock Options or Incentive Stock Options) with respect to more than one million Shares over the term of the Plan. Notwithstanding the foregoing, except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Dividend Equivalents or Performance Awards that may be granted under the Plan to the extent they are paid out in cash. If any Dividend Equivalents or Performance Awards are paid out in cash, the underlying Shares may again be made the subject of Awards under the Plan.

                (ii) Accounting for Awards. For purposes of this Section 4, for any Award which is denominated in, or with respect to, Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company pursuant to any Award, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in



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substitution  for,  outstanding  awards  previously granted by an acquired company shall be counted against the Shares available for granting Awards under the Plan.

                 (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

                  (b)  Adjustments.

               (i) In the event that the Committee shall determine that any (A) subdivision or consolidation of Shares, (B) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (C) recapitalization or other capital adjustment of the Company or (D) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (w) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (x) the number and type of Shares (or other securities or property) subject to outstanding Awards,
(y) the grant, purchase, or exercise price with respect to any Award and (z) any performance goals and periods applicable to outstanding Awards or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provisions thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                           (ii) Any Shares or other securities  distributed to a
Participant with respect to Restricted Stock or Restricted Stock Units may be subject to the restrictions and requirements imposed by the Committee pursuant to Section 6(c), including, where applicable, depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6(c)(i).
                           (iii) If the Company shall be  consolidated or merged
with another corporation, each Participant who has received shares of Restricted Stock that have not become Released Securities may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of the ownership of Restricted Stock (or Restricted Stock Units) in a manner Consistent with Section 6(c)(i).

Section 5.  Eligibility

                  Awards may be granted only to Key Employees. In determining the employees to whom Awards shall be granted and the number of shares or units to be covered by each Award, the Committee shall take into account the nature of



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employees' duties,  their present and potential  contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Director of the Company or a subsidiary who is not also a regular full-time employee will not be eligible to receive an Award. A Key Employee who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options. No member of the Committee shall be eligible to receive an Award under the Plan.

Section 6.  Awards

                  (a) Options. The Committee is hereby authorized to grant Options to Participants and shall cause each such Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option. Options granted by the Committee under the Plan shall have the following terms and conditions and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                   (i) Exercise Price. The purchase price per Share purchasable under a Non-Qualified Stock Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of Fair Market Value of a Share on the date of grant of such Non-Qualified Stock Option. The purchase price per Share purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

                  (ii) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed 10 years from the date of grant. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant.

                  (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, Shares, outstanding Awards or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price) in which, payment of the option price with respect thereto may be made or deemed to have been made.

                   (iv) Early Termination. Except as otherwise provided in the Award Agreement, the unexercised portion of any option granted under the Plan will generally be terminated (a) thirty (30) days after the date on which the Participant's employment is terminated for any reason other than (i) cause, (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Participant's employment for cause; (c) three months after the date on which the Participant's employment is terminated by reason of retirement or mental or physical disability, or (d)(i) 12 months after the date on which the Participant's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the Participant shall die if such death shall occur during the three-month period following the termination of the Participant's employment by reason of retirement or mental or physical disability.



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            (v)  Incentive Stock Options.  All terms of any Incentive Stock
Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations  promulgated  thereunder.  To the extent  that any  Option  does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code, or any successor provision thereto, by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, or any successor provision thereto, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, and if the Company (or any affiliate thereof) thereupon has a tax- withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

                  (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right grant under the Plan shall confer upon the holder hereof a right to receive, upon exercise thereof, an amount in cash equal of the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, but not limited to the following:
(i) no aggregate payment by the Company during any fiscal year upon the exercise of Stock Appreciation Rights may exceed $250,000 without Board approval and (ii) a Participant may not exercise a Stock Appreciation Right if the aggregate amount to be received as a result of his or her exercise of Stock Appreciation Rights in the preceding 12 month periods exceeds such Participant's current base salary.

                  (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate but not inconsistent with the provisions of the Plan:

                   (i)Registration. Any Restricted Stock granted under the Plan may be evidenced in such a manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.



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The Committee shall require that the stock  certificates  evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Participant or his or her designee as provided in Section 6(c)(iii).

                  (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited to and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole, or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

                 (iii) Lapse of Restrictions. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock become Released Securities.

                  (d) Dividend Equivalents. The Committee is hereby authorized to grant Awards to Participants under which the holders thereof shall be entitled to receive payments equivalent to dividends declared on Shares, with respect to a number of Shares and payable on such date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

                  (e) Other Awards. The Committee is hereby authorized, to the extent permitted under Rule 16b-3 and applicable law, to grant to participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered to a Participant pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, outstanding Awards, or other consideration, or any combination thereof, as the Committee shall determine. The value of the consideration paid for Shares and other securities delivered to a Participant under this Section 6(e), as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

                  (f) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated as a Stock Award or a Stock-Based Award and payable in cash, Shares, other securities or other property



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and (ii) shall confer on the holder  thereof  rights valued as determined by the
Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals and during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

                  (g)      General.

                   (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

                  (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, that any Tandem Option shall be subject to the following provisions: upon exercise of an Option issued as part of a Tandem Option, the Participant shall be entitled to a credit toward the option exercise price equal to the value of the Stock Appreciation Rights issued in tandem with the Option exercised, but not in an amount that would exceed the amount of the federal income tax deduction allowed to the Company in respect of such Stock Appreciation Rights and not in an amount which would reduce the amount of the Participant's payment below the par value of the Shares subject to the Option. Upon such exercise of a Tandem Option, the related Stock Appreciation Right shall terminate and the value of such Stock Appreciation Right shall be limited to such credit. Upon the exercise of a Stock Appreciation Right issued as part of a Tandem Option, the Option to which such Stock Appreciation right relates shall cease to be exercisable to the extent of the number of Shares with respect to which the Stock Appreciation Right was exercised.

                 (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfer to be made by the Company or an Affiliate upon the grant or exercise of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting or reasonable interest on installment or deferred payments or the grant of crediting of Dividend Equivalents in respect of installments or deferred payments denominated in Shares or other securities.

                   (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Aware, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, on the case of an Award of Restricted Securities, to the Company); provided, however, that, the Committee may (but need not) permit other transfers of Options, where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable; and provided, further, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law with respect to any Award that is not an Incentive Stock Option, by the Participant's guardian or legal representative. No award (other than Released Securities), and no right under such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (v) Terms of Awards. Except as set forth in Section 6(a)(ii), the term of each Award shall be for such period as may be determined by the Committee.

                 (vi) Shares Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7.  Amendment and Termination

                  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                  (a)  Amendments  to the  Plan.  The Board  may  amend,  alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted to the extent such rights are not then accrued and vested, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no amendment, alternation, suspension, discontinuation, or termination shall be made that would, if such amendment, alternation, suspension, discontinuation or termination were not approved by the shareholders of the Company, cause the Plan to fail to comply with any requirement of applicable law or regulation.

                  (b)  Amendments  to  Awards.   The  Committee  may  waive  any
conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award.

                  (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

                  (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

                  (e) Change in Control. Notwithstanding any other provision hereof, upon a Change in Control, (i) all Awards which have been granted and are outstanding as of the date of the Change in Control shall be fully vested and exercisable, (ii) all outstanding shares of Restricted Stock shall become Released Securities and (iii) all performance targets with respect to outstanding Awards, as applicable, shall be deemed met.

                  (f) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.                 General Provisions

                  (a) No Rights to Awards. No key Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

                  (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of an Award, its exercise, the release of restrictions on such Award or any payment or transfer under such Awards or under the Plan and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay the Company or Affiliate, as appropriate, the amount of any such withholding taxes which is required to be withheld with respect to such Shares. Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax- withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder or under any Award Agreement, as applicable; and the applicable Award shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to an Award, its exercise, the release of restrictions on such Award, or any payment or transfer under such Award or under the Plan.
                  (c) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

                  (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at the time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado and applicable Federal law.

                  (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (g) No Trust or Fund Created. Neither the Plan nor any Aware shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliates pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                  (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant or to the construction or interpretation of the Plan or any provision hereof.

                  (j) Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 8(j).

Section 9. Effective Date of the Plan

                  This amendment and complete restatement of the Plan is effective as of October, 1993, the initial effective date of the Plan.

Section 10. Term of the Plan

                  The Plan shall continue until the earlier of (i) the date on which all Stock Awards and Stock-Based Awards issuable hereunder have been issued, or (ii) the termination of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Aware or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 11. Regulations and Approvals.

                  (a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

                  (c) Each grant of an Award (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Committee determines, in its discretion, that thelisting, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of an Award or Shares, no payment shall be made or Shares issued or grant of Restricted Stock or Restricted Stock Units made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.
                  (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

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